                  Shelter Properties VII Limited Partnership
                            Summary of Appraisals

                                     (a)

                           Hickory Ridge Apartments

                               Omaha, Nebraska

                             APPRAISAL REPORT OF THE
                           HICKORY RIDGE APARTMENTS

                                       1996

                       Located at 6101 Hickory Ridge Trail
                   Shelby County, Tennessee (Memphis Area)

 SUBMITTED TO:                    Mr. J. L. Snedigar
                                  Senior Asset Manager
                                  Insignia Financial Group, Inc.
                                  One Shelter Place
                                  P.O. Box 1089
                                  Greenville, South Carolina 29602

EFFECTIVE DATE OF APPRAISAL:      November 22, 1996

DATE OF REPORT:                   December 23, 1996

PREPARED BY:                      KOEPPEL TENER REAL ESTATE SERVICES, INC.
                                  5477 Glen Lakes Drive, Suite 202
                                  Dallas, Texas 75231
                                  Tax I.D. #13-3489544

                     [KTR LETTERHEAD]

Mr. J. L. Snedigar
Senior Asset Manager
Insignia Financial Group, Inc.                               December 23, 1996
One Shelter Place
P.O. Box 1089
Greenville, South Carolina 29602

Re:     Hickory Ridge Apartments
        6101 Hickory Ridge Trail
        Memphis (unincorporated), Tennessee

Dear Mr. Snedigar:

In compliance with your request, we have inspected and appraised the above captioned property as of November 22, 1996. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject property consists of approximately 36.37 acres of land zoned R-ML, multifamily district. The site is improved with 56 garden style apartment buildings containing 378 apartment units. The structural improvements which were constructed in 1975, contain 358,392 net rentable square feet. Additional improvements include a management office/clubhouse, two swimming pools, four tennis courts, a stocked lake with paddle boats and canoes, fitness room, asphalt paved surface parking, concrete walkways and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated November 30, 1995 and has an effective date of value of November 16, 1995 (referred to hereafter as the "November 1995"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

                               [KTR LETTERHEAD]

Insignia Financial Group, Inc.                               December 23, 1996
Mr. J. L. Snedigar                                                      Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of November 22, 1996 is:

               TWELVE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
                                ($12,850,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

 /s/ Steven J. Goldberg          /s/ Jackson L. Aills
----------------------------   ------------------------
By: Steven J. Goldberg, MAI      By: Jackson L. Aills
    Senior Vice President            Appraiser

                                     (b)

                          Governor's Park Apartments

                            Fort Collins, Colorado

                           SUMMARY APPRAISAL REPORT
                          GOVERNOR'S PARK APARTMENTS

                                       1996

                          Located at 700 East Drake Road
                City of Fort Collins, Larimer County, Colorado

 SUBMITTED TO:                    Mr. J. L. Snedigar
                                  Senior Asset Manager
                                  Insignia Financial Group, Inc.
                                  One Shelter Place
                                  P.O. Box 1089
                                  Greenville, South Carolina 29602

EFFECTIVE DATE OF APPRAISAL:      September 25, 1996

DATE OF REPORT:                   October 15, 1996

PREPARED BY:                      KOEPPEL TENER REAL ESTATE SERVICES, INC.
                                  5477 Glen Lakes Drive, Ste. 202
                                  Dallas, Texas 75231
                                  Tax I.D. #13-3489544

                        [KTR LETTERHEAD]


Mr. J. L. Snedigar
Senior Asset Manager
Insignia Financial Group, Inc.                                October 15, 1996
One Shelter Place
P.O. Box 1089
Greenville, South Carolina 29602

Reference:    Governor's Park Apartments
              700 East Drake Road
              City of Fort Collins, Larimer County, Colorado

Dear Mr. Snedigar:

In compliance with your request, we have inspected and appraised the above captioned property as of September 25, 1996. This appraisal and final estimate of value have been based upon a careful and personal inspection of the property and upon research into various factors that influence value.

Briefly described, the subject consists of approximately 10.903 acres of land improved with 17 garden style apartment buildings containing 188 units.
The structural improvements, constructed in 1982-1984, contain 166,280 net rentable square feet. Additional improvements include 824 square foot bathhouse, one swimming pool, one tennis court, asphalt paved surface parking, and landscaping.

The purpose of this report is to estimate the market value of the fee simple estate of the subject property. The results of our analysis are contained within the attached Summary Appraisal Report which has been prepared in compliance with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice (USPAP). This report presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraisers' opinion of value. This Summary Appraisal Report updates a fully documented self-contained appraisal report previously prepared on the subject property by this firm. The aforementioned appraisal report is dated November 28, 1995 and has an effective date of value of September 5, 1995 (referred to hereafter as the "November 28 Report"). Detailed information not contained within this report may be available within the aforementioned appraisal or has been retained within the appraisers' file.

              [KTR LETTERHEAD]



Mr. J. L. Snediger                                            October 15, 1996
Insignia Financial Group, Inc.                                          Page 2

The depth of discussion contained in this report is specific to the needs of the client. The intended use of the report is to provide an independent opinion of Market Value to be utilized by the client for their internal purposes.

Attached is our Summary Appraisal Report, together with the Certification and Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the Market Value of the Fee Simple Estate of the subject property, as of September 25, 1996 is:

                 NINE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS
                                 ($9,150,000)

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

 /s/ Steven J. Goldberg          /s/ Jerry L. Fulwiler
----------------------------   -------------------------
By: Steven J. Goldberg, MAI      By: Jerry L. Fulwiler
    Senior Vice President            Senior Appraiser